UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2014

Potbelly Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36104

Delaware	36-4466837
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, 23rd Floor

Chicago, Illinois 60654

(Address of principal executive offices, including zip code)

(312) 951-0600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240 13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2014, the Board of Directors (the “Board”) of Potbelly Corporation (the “Company”) increased the size of the Board to nine members, and appointed Susan Chapman-Hughes, 45, as a member of the Board to fill a vacancy created by the increase. Ms. Chapman-Hughes has been designated as a Class II director and will serve until the 2015 annual meeting of the Company’s stockholders or until her successor has been duly elected and qualified. Ms. Chapman-Hughes was also appointed to the Audit Committee of the Board. Ms. Chapman-Hughes currently works at American Express Company as Senior Vice President, U.S. Account Development, Global Corporate Payments.

There are no arrangements or understandings between Ms. Chapman-Hughes and any other persons pursuant to which she was selected as a director. Ms. Chapman-Hughes will be eligible to receive the standard compensation paid to non-employee/non-investor directors for 2014 previously disclosed by Potbelly. Neither the Company nor the Board is aware of any transaction in which Ms. Chapman-Hughes has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Chapman-Hughes will be indemnified by the Company pursuant to the Company’s Seventh Amended and Restated Certificate of Incorporation and Amended and Restated By-laws for actions associated with being a director. In addition, the Company has entered into an indemnification agreement with Ms. Chapman-Hughes, which provides for indemnification to the fullest extent permitted under Delaware law. The indemnification agreement is substantially identical to the form of agreement executed by the Company’s other directors and executive officers.

A copy of the Company’s press release announcing the appointment of Ms. Chapman-Hughes is attached hereto as Exhibit 99.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on May 15, 2014. At the annual meeting, shareholders voted in favor of the re-election of three incumbent directors, Peter Bassi, Marla Gottschalk and Aylwin Lewis, to the Board and voted in favor of the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2014. The final voting results were as follows:

(1)	Election of Directors

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Peter Bassi	21,176,243	633,811	3,853,070
Marla Gottschalk	21,175,198	634,856	3,853,070
Aylwin Lewis	21,157,049	653,005	3,853,070

(2)	Ratification of the appointment of Deloitte & Touche LLP as independent auditors:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,353,092	125,547	184,485	—

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the Company on May 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Potbelly Corporation

Date: May 20, 2014	By:	/s/ Charles Talbot
	Name:	Charles Talbot
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on May 20, 2014.